Exhibit 3.1

AMENDED AND RESTATED BYLAWS OF COVANTA HOLDING CORPORATION A DELAWARE CORPORATION

AMENDED AND RESTATED
BYLAWS
OF
COVANTA HOLDING CORPORATION
(hereinafter, the “Corporation”)
ARTICLE I.
OFFICES
SECTION 1.1. REGISTERED OFFICE. The registered office of the Corporation shall be established and maintained at the office of National Corporate Research, Ltd., in the City of Dover, in the County of Kent, in the State of Delaware, and said corporation shall be the registered agent of the Corporation in charge thereof.
SECTION 1.2. OTHER OFFICES. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.
ARTICLE II.
MEETINGS OF STOCKHOLDERS
SECTION 2.1. ANNUAL MEETINGS. Annual meetings of stockholders for the purpose of electing directors and of transacting such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.
If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.
SECTION 2.2. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.
A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 2.3. QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the outstanding shares of each class of stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In the absence of a quorum, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.
SECTION 2.4. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose may be held at any time upon call of the Chairman of the Board, if any, the President, the Secretary, or a majority of the Board of Directors, at such time and place as may be stated in the notice. A special meeting of the stockholders may be called by the President or the Secretary upon the written request, stating time, place, and the purpose or purposes of the meeting of stockholders who together own of record a majority of the outstanding stock of all classes entitled to vote at such meeting. A stockholder request for a special meeting shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall be accompanied by a notice setting forth the information required by Section 2.7 or 2.8 of this Article, as applicable, as to any nominations proposed to be presented and any other business proposed to be conducted at such special meeting and as to the stockholder(s) requesting the special meeting. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law. If none of the stockholders who submitted the request for a special meeting appears or sends a qualified representative to present the nominations proposed to be presented or other business proposed to be conducted at the special meeting, the Corporation need not present such nominations or other business for a vote at such meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.
SECTION 2.5. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given by the President, any Vice President, the Secretary or an Assistant Secretary to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting.
SECTION 2.6. ADVANCE NOTICE OF STOCKHOLDER NOMINATIONS AND PROPOSALS. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.6. In addition, any proposal of business (other than the nomination of persons for election to the board of directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the “Proponent”) must have given timely notice thereof pursuant to this Section 2.6 or Section 2.8 of this Article, as applicable, in writing, to the Secretary of the Corporation even if such matter is already the subject of any notice to the stockholders or Public Disclosure from the Board of Directors. For purposes of these Bylaws, “Public Disclosure” shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. To be timely, a Proponent's notice must be delivered to or mailed and received at the principal executive offices of the Corporation: (i) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year's annual meeting if such meeting is to be held on a day which is not more than 30 days before or after the anniversary of the previous year's annual meeting; and (ii) with respect to any other annual meeting of stockholders, the close of business on the tenth day following the date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).
SECTION 2.7. STOCKHOLDER NOMINATIONS. For the nomination of any person or persons for election to the board of directors, a Proponent's notice to the Secretary of the Corporation shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any), (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected, and (vi) as to the Proponent, (A) the name and address of the Proponent as they appear on the Corporation's books and of the beneficial owner, if any, on whose behalf the nomination or proposal is being made, (B) the class and number of shares of the Corporation which are owned by the Proponent (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination or proposal is being made, as of the date of the Proponent's notice, and a representation that the Proponent will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (C) a description of any agreement, arrangement or understanding with respect to such nomination or proposal between or among the Proponent and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proponent will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proponent's notice by, or on behalf of, the Proponent or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proponent will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (E) a representation that the Proponent is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to present the proposal, and (F) a representation whether the Proponent intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve the nomination or proposal and/or otherwise to solicit proxies from stockholders in support of the nomination or proposal. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.
SECTION 2.8. OTHER STOCKHOLDER PROPOSALS. For all business other than director nominations, a Proponent's notice to the Secretary of the Corporation shall set forth as to each matter the Proponent proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with the Exchange Act and the rules and regulations promulgated thereunder and (iii) the information required by Section 2.6 of this Article. The foregoing notice requirements of this Section 2.8 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under Section 14(a) of the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

SECTION 2.9. EFFECT OF NONCOMPLIANCE. Notwithstanding anything in these Bylaws to the contrary: (i) no nominations shall be made or business shall be conducted at any annual meeting except in accordance with the procedures set forth in Sections 2.6, 2.7 and 2.8 of this Article, and (ii) unless otherwise required by law, if a Proponent intending to propose business or make nominations at an annual meeting pursuant to Sections 2.6, 2.7 and 2.8 of this Article does not provide the information required under Sections 2.6, 2.7 and 2.8 of this Article to the Corporation promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation. The requirements of Sections 2.6, 2.7 and 2.8 of this Article shall apply to any business or nominations to be brought before an annual meeting by a stockholder whether such business or nominations are to be included in the Corporation's proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation. The requirements of Sections 2.6, 2.7 and 2.8 of this Article are included to provide the Corporation notice of a stockholder's intention to bring business or nominations before an annual meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business or make such nominations before an annual meeting.
SECTION 2.10. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
SECTION 2.11. ADJOURNMENT. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
ARTICLE III.
DIRECTORS
SECTION 3.1. NUMBER AND TERM OF OFFICE. The business, property, and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors shall be from six (6) to twelve (12) and shall be fixed from time to time, within such minimum and maximum, by resolution duly adopted by a majority of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, and each director shall serve (subject to the provisions of Sections 3.2, 3.3, and 3.4 of these Bylaws) until the next annual meeting of stockholders and his respective successor shall be elected and shall qualify. Directors need not be stockholders.
SECTION 3.2. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3.3. VACANCIES. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.
SECTION 3.4. REMOVAL. Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.
SECTION 3.5. INCREASE OF NUMBER OF DIRECTORS. The number of directors may be increased by amendment of these Bylaws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.
SECTION 3.6. POWERS. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the Certificate of Incorporation of the Corporation or by these Bylaws, conferred upon or reserved to the stockholders.
SECTION 3.7. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution, these Bylaws, or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.
SECTION 3.8. MEETINGS. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.
Regular meetings of the Board of Directors may be held without notice at such place and time as shall be determined from time to time by the Board.
Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, if any, the President, or by a majority of the directors then in office.
SECTION 3.9. TELEPHONE MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 3.10. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.
SECTION 3.11. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefore.
SECTION 3.12. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.
SECTION 3.13. SPECIAL NOMINATION RIGHTS. Any holder of 20% or more of the outstanding voting securities of the Corporation shall have the right, but not the obligation, to nominate one qualified candidate for election as a director of the Corporation and to be included as a nominee in the proxy statement of the Corporation; provided that such holder follows the requirements of Section 2.7 hereof and notifies the Corporation of such nominee within the time periods set forth in the Proxy Statement of the Corporation.
ARTICLE IV.
OFFICERS
SECTION 4.1. OFFICERS. The officers of the Corporation shall be a President, a Chief Financial Officer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman (who need not be an officer of the Corporation), a Chief Executive Officer, a Chief Operating Officer, a Chief Investment Officer, one or more Vice-Presidents, a General Counsel and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the Corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. Any person may hold at one time two or more offices.
SECTION 4.2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
SECTION 4.3. CHAIRMAN OF THE BOARD. The directors may elect one of their members to be chairman of the Board of Directors (the “Chairman”). The Chairman shall preside at all meetings of the Board of Directors and shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors, who shall determine whether or not the Chairman shall be an officer of the Corporation.
SECTION 4.4. CHIEF EXECUTIVE OFFICER. If appointed by the Board of Directors, the Chief Executive Officer shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually invested in a Chief Executive Officer of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the Corporation.

SECTION 4.5. PRESIDENT. The President shall be the chief operating officer of the Corporation. The President shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. In the absence or non-election of the Chief Executive Officer, the President shall have the general powers and duties of the Chief Executive Officer. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Chief Financial Officer or an Assistant Secretary or an Assistant Treasurer.
SECTION 4.6. VICE-PRESIDENT. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.
SECTION 4.7. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.
The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chief Executive Officer, if any, or the President, taking proper vouchers for such disbursements. He shall render to the Chief Executive Officer, if any, the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.
SECTION 4.8. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer, if any, the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors, the Chief Executive Officer, if any, or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors, the Chief Executive Officer, if any, or the President, and attest the same.
SECTION 4.9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.
ARTICLE V.
CAPITAL STOCK
SECTION 5.1. CERTIFICATES OF STOCK. Shares of the capital stock of the Corporation may, but shall not be required to, be issued in certificated form. If such stock is certificated, the certificates shall be duly numbered and registered in the order of their issue, and shall be in the form the directors shall prescribe. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of holders of certificates representing shares of stock of the same class and same series shall be identical. Certificates of stock issued to a stockholder certifying the number of shares owned by such stockholder, shall be signed by the Chairman or Vice Chairman of the Board of Directors or Chief Executive Officer, if they be elected, President or Vice President, and the Chief Financial Officer, Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary. Any or all of the signatures may be facsimiles.
SECTION 5.2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 5.3. TRANSFER OF SHARES. The capital stock held of record shall be transferable only on the transfer books of the Corporation, subject to these Bylaws, by the owner in person, or by attorney or legal representative, written evidence of whose authority shall be filed with the Corporation. No transfer of shares of capital stock shall be valid until such transfer has been entered on the books of the Corporation by an entry showing from and to whom transferred and, (i) if the stock is certificated, the transfer shall not be valid until the surrender of the certificate, duly endorsed or accompanied by proper evidence of succession, assignation or transfer, and cancellation of the certificate representing the same or (ii) if the stock is uncertificated, the transfer shall not be valid unless accompanied by a duly executed stock transfer power or other proper transfer instructions from the registered owner of such uncertificated shares.
SECTION 5.4. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other actions hereinbefore described; PROVIDED, HOWEVER, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.
In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article II, Section 2.6 hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
SECTION 5.5. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefore at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

ARTICLE VI.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
SECTION 6.1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in ay other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in paragraph (c) hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
SECTION 6.2. RIGHT TO ADVANCEMENT OF EXPENSES. The right to indemnification conferred in Section 6.1 of this Article shall include the right to be paid by the Corporation the expenses incurred in defending any Proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “Advancement of Expenses”); PROVIDED, HOWEVER, that, if the Delaware General Corporation Law requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.
SECTION 6.3. RIGHT OF INDEMNITEE TO BRING SUIT. The rights to indemnification and to the Advancement of Expenses conferred in Sections 6.1 and 6.2 of this Article shall be contract rights. If a claim under Sections 6.1 or 6.2 of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an

Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Section or otherwise shall be on the Corporation.
SECTION 6.4. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the Advancement of Expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the certificate of incorporation, by law, agreement, vote of stockholders or disinterested directors or otherwise.
SECTION 6.5. INDEMNIFICATION CONTRACTS. The board of directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VI.
SECTION 6.6. EFFECT OF AMENDMENT. Any amendment, repeal or modification of any provision of this Article VI by the stockholders and the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.
ARTICLE VII.
MISCELLANEOUS
SECTION 7.1. CORPORATE SEAL. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words “CORPORATE SEAL” and DELAWARE.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
SECTION 7.2. FISCAL YEAR. The fiscal year of the Corporation shall begin on the 1st day of January in each year and terminate on the 31st day of December in each such year or as shall otherwise be determined from time to time by the Board of Directors.
SECTION 7.3. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.
SECTION 7.4. NOTICES AND WAIVERS OF NOTICE. Whenever any notice is required by law, the Certificate of Incorporation, or these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.
Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent thereto.
SECTION 7.5. STOCK OF OTHER CORPORATIONS OR OTHER INTERESTS. Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such attorneys or agents of the Corporation as may from time to time be authorized by the Board of Directors or the President, shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and power incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The

President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of the Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.
SECTION 7.6. FORUM FOR ADJUDICATION OF DISPUTES. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (d) any action asserting a claim governed by the internal affairs doctrine, shall be a state or federal court located within the state of Delaware, in all cases subject to the court's having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.6.
ARTICLE VIII.
AMENDMENTS
The holders of shares entitled at the time to vote for the election of directors shall have power to adopt, amend, or repeal the Bylaws of the Corporation by vote of not less than two-thirds of such shares, and except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the stockholders to adopt, amend, or repeal the Bylaws by vote of not less than two-thirds of the entire Board of Directors; PROVIDED, HOWEVER, any Bylaws adopted by the Board may be amended or repealed by vote of the holders of two-thirds of the shares entitled at the time to vote for the election of directors.